UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                           Date of Report May 8, 2003

                          Vector Holdings Corporation.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)


        92240P309                          65-1021346
        ---------                          ----------
      (CUSIP Number)          (IRS Employer Identification Number)

                          c/o Gino Carlucci, President
            1959 S. Power Rd., Bldg 103, Ste 158, Mesa, Arizona 85206
                    (Address of principal executive offices)

                                 (602) 762-8111
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:
 [X]      Preliminary Information Statement
 [   ]    Confidential, for Use of the Commission Only (as permitted by
          Rule 14c-5(d)(2)
 [   ]    Definitive Information Statement

                               -------------------
                          Vector Holdings Corporation.
                (Name of Registrant as Specified in its Charter)
                              --------------------

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                          Vector Holdings Corporation.
                          268 WEST 400 SOUTH, SUITE 300
                           SALT LAKE CITY, UTAH 84101

                       Notice of Action by Written Consent
                  of a Majority of the Outstanding Common Stock
                             taken on May 8th, 2003

To the Stockholders of Vector Holdings Corporation.:

This Information Statement is furnished to the stockholders of Vector Holdings, Inc., a Nevada corporation (Vector), in connection with the following corporate action approved by the written consent by the holder of a majority of the outstanding shares of common stock of Vector:

o Amendment to the articles of incorporation changing the name from Vector Holdings Corporation. to NCI Holdings, Inc.

         o Amendment to the article of incorporation increasing the number of authorized $0.001 par value shares of the Common Stock from 3,000,000 to 600,000,000. The number of preferred shares authorized will remain at 5,000,000.


Vector is not asking you for a proxy and you are requested not to send a proxy. Your vote or consent is not requested or required to approve the above amendments to Vector's article of incorporation This Information Statement is provided solely for your information.

Only stockholders of record at the close of business on May 8, 2003 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

     By Order of the Board of Directors


     /s/ Gino Carlucci
     --------------------------------
     Gino Carlucci, President

This information statement is being furnished to all holders of the common stock of Vector in connection with the Action by Written Consent to amend Vector's Articles of Incorporation.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Vector Holdings Corporation., a Nevada Corporation ("Vector"), in connection with resolutions of the Board of Directors and the written shareholder consent of a holder of in excess of 50% of the common stock of Vector providing for an amendment to Vector's Articles of Incorporation:

 o Changing the name of Vector to "NCI Holdings, Inc.,"
 o Increasing Vector's authorized common shares from 3,000,000 shares of $0.001 par value common stock to 600,000,000 shares of $0.001 par value common stock.


                                   NAME CHANGE

The Board of Directors believes that it is in the best interest of Vector to change its name to NCI Holdings, Inc. to reflect the fact that it is no longer operating as food distribution company and to provide Vector with a new image in anticipation of acquiring new operations.

              INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY
Vector's Articles of Incorporation, as currently in effect, authorizes Vector to issue up to 3,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors and the Majority Shareholders have approved an increase in the number of authorized shares of the common stock of Vector. Upon the filing of the Amended Articles of Incorporation, Vector will be authorized to issue 600,000,000 shares of common stock, $0.001 par value per share. The number of authorized preferred shares will remain the same at 5,000,000 shares with a $0.001 par value per share. The Board of Directors believes that it is in Vector's and Vector's stockholders' best interests to increase the availability of additional authorized but unissued capital stock to provide Vector with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purposes.
The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should Vector decide to use its shares for one or more of such previously mentioned purposes or otherwise. Vector reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors. The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of Vector, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Vector are then listed. Under Vector's Articles, the Vector stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Vector, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Vector in order to maintain their proportionate ownership of Vector's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.
In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Vector by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of Vector and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Vector stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Vector's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of tVector's business. However, the Board of Directors is not aware of any attempt to take control of Vector and the Board of Directors did not approve the increase in Vector's authorized capital with the intent that it be utilized as a type of anti-takeover device.


The Board of Directors and a person owning the majority of the outstanding voting securities of Vector have unanimously adopted, ratified and approved resolutions to effect the name change and recapitalization. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment was filed and became effective on May , 2003.

New stock certificates taking into account the Name Change may be obtained from Standard Registrar & Transfer Company, Inc., whose address and telephone number are as follows:

                  12528 South 1840 East
                  Draper, Utah 84020
                  Telephone (801) 571-8844

No transfer fee is required to effect such a transfer. Stock certificates being transferred into the present owner's name need not be signed or guaranteed. Those being transferred to someone other than the present record owner must be signed and bear a "Medallion Member" bank or broker/dealer signature guarantee.

The Form 10-QSB filed by Vector with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Vector is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the Name Change or Recapitalization.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on May 8, 2003 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, Vector had outstanding 321,900 shares of $0.001 par value common stock. Richard D. Surber, by virtue of his position as President of Diversified Holdings X, Inc., holds a controlling interest of 200,257 shares of the $0.001 par value common stock of Vector as of the record date, representing more than a majority of Vector's outstanding common stock. Richard Surber has consented to the action required to effect the proposed amendments to Vector's Articles of Incorporation. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

Richard Surber personally owns no shares of Vector's stock as of the record date.

      SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
                                  STOCKHOLDERS

The following table sets forth information about the beneficial ownership of Vector's Common Stock, (1,254,857 shares of preferred stock are outstanding) as of May 8, 2003 by (i) each person who is known by Vector to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of Vector's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:


   Title of Class         Name and Address of Beneficial              Amount and Nature of             Percent of Class
                                    Ownership                         Beneficial Ownership
    Common Stock                  Gino Carlucci                                 0
                             268 W. 400 S., Suite 300                                                         0%
                            Salt Lake City, Utah 84101
    Common Stock           Diversified Holdings X, Inc.                     200,2571                        62.2%
                             268 W. 400 S. Suite 300
                            Salt Lake City, Utah 84101
    Common Stock                 Dennis Thompson.                               0                             0%
                                   #10 Dairy Rd
                                  Poca, WV 25159
    Common Stock       All Executive Officers and Directors                     0                             0%
                                    as a Group

As of May 8, 2003, Vector had 321,900 shares of its common voting stock issued and outstanding.

                           VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation.
This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of Vector and a person owning and having voting power in excess of 50% of the outstanding voting securities of Vector have adopted, ratified and approved the name change and change in the authorized shares of Vector.(see the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed amendment.

The securities that would have been entitled to vote if a meeting was required to be held to amend Vector's Articles of Incorporation consist of issued and outstanding shares of Vector's $0.001 par value common voting stock outstanding on May 8, 2003, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to Vector's Articles of Incorporation.

                                     ITEM 2.

     STATEMENT THAT PROXIES ARE NOT SOLICITED  --------

1Richard D. Surber,  by virtue of his position as President of  Diversified
Holdings X, Inc. (DHX) has voting power over the200,257 shares owned by DHX. DHX is also the holder of 1,254,857 Preferred shares or 100% of the total issued and r outstanding shares of preferred stock. Mr. Surber personally owns no shares of Vector's common stock.

                                        6




 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                     ITEM 3.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Vector's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

Additional information concerning Vector Holdings Corporation including its Form
10-SB initial registration statement and quarterly reports on Form 10-QSB for the past two quarters, which have been filed with the Securities and Exchange
Commission, may be accessed through the EDGAR archives, at www.sec.gov.




Dated: May  8, 2003
           ----



 By Order of the Board of Directors


  /s/ Gino Carlucci
 -------------------------------
 Gino Carlucci, President










                                        7



                                   Exhibit "A"

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                          Vector Holdings Corporation.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Vector Holdings
Corporation., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company
(hereinafter referred to as the "Corporation"):

         Pursuant to the provisions of Section 78.320, the amendment contained herein was duly approved and adopted by a majority of shareholders and by the board of directors of the Corporation.

         FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on March 21, 1995

         SECOND: The following amendments increasing the authorized common stock from 3,000,000 to 600,000,000 shares and changing the Corporation's name were adopted by 200,257 shares, or 62.2%, of the 321,900 issued and outstanding shares of common stock entitled to approve such amendments.

         THIRD: Article I of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

"FIRST.  The Name of the Company is NCI Holdings, Inc.."

         FOURTH: Article IV of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

"FOURTH. The stock of the corporation is divided into two classes: (1) common stock in the amount of Six Hundred Million (600,000,000) having par value of $0.001 each, and (2) preferred stock in the amount of Five Million (5,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into more than one class of stock or more than one series of any class, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders."

DATED this       day of May 2003.
           ------




Gino Carlucci, President, and Director

                               8
